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                                                                  EXHIBIT 10.86


                                PROMISSORY NOTE


On the 31st day of August 1999, Floridino's, Inc. agrees to pay RCI General Contracting Two hundred thirty seven thousand two hundred seven dollars and no cents ($237,207.00) at the rate of 8.25 percent interest per annum. A balloon payment will be due on the 1st day of September, 2000.


                                        /s/ Nick Pirgousis
                                        ---------------------------------------
                                        Nick Pirgousis, President
                                        Floridino's, Inc.